Exhibit 23.1



                            Consent of Independent Certified Public Accountants


Board of Directors
Innovo Group Inc.

                       We hereby consent to the incorporation by reference of our reports dated February 18, 1997 relating to the consolidated financial statements and schedule of Innovo Group Inc. and subsidiaries, appearing in the Company's Annual Report on Form 10-K for the year ended November 30, 1996, to the Registration Statement on Form S-8 (No. 33-71576) and the Registration Statement on Form
S-3 (No. 333-12527) and the Prospectus constituting a part of those Registration Statements.

                       We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                             /s/BDO SEIDMAN, LLP
                                                                BDO Seidman, LLP


Atlanta, Georgia
February 28, 1997